                                                              EXHIBIT (4)(c)



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                                 PACIFICORP


                                     AND


                            THE BANK OF NEW YORK,
                                 as Trustee

                            ____________________


                        FIRST SUPPLEMENTAL INDENTURE

                      Dated as of _______________, 1994


                                     TO


                                  INDENTURE


                      Dated as of _______________, 1994

                            ____________________


     Adjustable Rate Deferrable Interest Junior Subordinated Debentures,
                             Series A, Due 2034



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          FIRST SUPPLEMENTAL INDENTURE, dated as of the ____ day of
____________, 1994 (the "First Supplemental Indenture"), between PACIFICORP, a corporation duly organized and existing under the laws of the State of Oregon (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes referred to as the "Trustee") (under the Indenture dated as of _____________, 1994 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Adjustable Rate Deferrable Interest Junior Subordinated Debentures, Series A, due 2034 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

          WHEREAS, PacifiCorp Delaware, L.P., a Delaware limited partnership ("PacifiCorp Delaware"), has offered to the public its Cumulative
Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series
A Preferred Securities"), representing limited partnership interests in PacifiCorp Delaware and proposes to invest the proceeds from such offering in the Series A Debentures; and

          WHEREAS, upon the occurrence of a Tax Event (as defined in the Amended and Restated Agreement of Limited Partnership of PacifiCorp Delaware, dated _______________, 1994 (the "Limited Partnership Agreement"), the Company may dissolve PacifiCorp Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

          NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                 ARTICLE ONE
                                 Definitions

Guarantee:

The term "Guarantee" shall mean any guarantee that the Company may enter into with PacifiCorp Delaware or other persons that operate directly or indirectly for the benefit of holders of limited partnership interests issued by PacifiCorp Delaware.

Limited Partnership Agreement:

"Limited Partnership Agreement" shall mean the Limited Partnership Agreement, dated _______________, as it may be amended (or restated) from time to time, pursuant to which PacifiCorp Delaware was formed.

                                 ARTICLE TWO
                       General Terms and Conditions of
                           the Series A Debentures

          SECTION 2.01. There shall be and is hereby authorized a series of Debentures designated the "Adjustable Rate Deferrable Interest Junior Subordinated Debentures, Series A, Due 2034", limited in aggregate principal amount to (i) $________, plus (ii) the amount of capital contributions made by the Company from time to time as general partner of PacifiCorp Delaware, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined) on ______________, 2034, and shall be issued in the form of registered Series A Debentures without coupons.

          SECTION 2.02. Except as provided in Section 2.03 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register. Notwithstanding the foregoing, so long as the holder of the Series A Debentures is PacifiCorp Delaware, the payment of the principal of and interest on (including Additional Interest, if any) the Series A Debentures will be made at such place and to such account as may be designated in writing by PacifiCorp Delaware.

          SECTION 2.03.  In connection with a Dissolution Event, the
Series A Debentures in certificated form may be presented to the Trustee by PacifiCorp Delaware in exchange for a Global Debenture in an aggregate principal amount equal to all outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of PacifiCorp Delaware. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York, subject to the appointment of a successor Depository as provided in the Indenture.

          SECTION 2.04. Each Series A Debenture shall bear interest at a variable rate from the date it is issued until maturity. The interest rate will be adjusted quarterly. The rate for the initial period from the original date of issuance to _______________, 1994 will be _____% per annum. Thereafter, interest on the Series A Debentures will be payable at the "Applicable Rate" (as defined below) from time to time in effect. The interest rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest will be at the same rate per annum, during such overdue period. Interest is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date," commencing on _______________, 1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding that Interest Payment Date. If pursuant to the provisions of
Section 2.11(c) of the Indenture the

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Series A Junior Subordinated Debentures are not represented by a Global
Debenture, the Company may select a regular record date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

          If at any time when PacifiCorp Delaware is the holder of the Series A Debentures, PacifiCorp Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest (the "Additional Interest") an amount equal to such interest on dividends in arrears (but without duplication of interest paid on any overdue installment of interest as provided in this Section 2.04). In addition, if PacifiCorp Delaware would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall also pay as Additional Interest such amounts as shall be required so that the net amount received and retained by PacifiCorp Delaware after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts PacifiCorp Delaware would have received had no such taxes, duties, assessments or governmental charges been imposed.

          Except as provided below in this paragraph, the "Applicable Rate" for any quarter (other than the initial period) will be equal to _____% of the Effective Rate (as defined below), but not less than _____% per annum nor more than _____% per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate with respect to any quarter shall be determined by PacifiCorp Delaware in the same manner as, and consistent with its determinations with respect to quarters for the purpose of dividends payable on the Series A Preferred Securities, as described below. The Applicable Rate will be rounded to the nearest five hundredths of a percent. In the event that PacifiCorp Delaware determines in good faith that for any reason:

          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

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          (iii)    none of the Treasury Bill Rate, the Ten Year Constant
     Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

          Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

          Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event

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that a per annum Ten Year Average Yield is not published by the Federal
Reserve Board, by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

          Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by PacifiCorp Delaware. In the event that PacifiCorp Delaware determines in good faith that for any reason PacifiCorp Delaware cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to PacifiCorp Delaware by at least three recognized dealers in U.S. Government securities selected by PacifiCorp Delaware.

          The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

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
          The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by PacifiCorp Delaware according to the appropriate method described above. PacifiCorp Delaware will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to the paying agent, the Trustee and Depository Trust Company ("DTC"), New York, New York, the securities depository for the Series A Debentures.

          As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                                ARTICLE THREE
                Mandatory Prepayment and Optional Redemption
                         of the Series A Debentures

          SECTION 3.01. If PacifiCorp Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest thereon, including Additional Interest, if any (the "Mandatory Prepayment Price"). Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and PacifiCorp Delaware shall agree.

          SECTION 3.02. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after _________, 1999, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed. Upon any redemption of the Series A Debentures pursuant to this Section 3.02, the proceeds from such redemption will be applied to redeem the Series A Preferred Securities in accordance with Section 3.01.

                                ARTICLE FOUR
                    Extension of Interest Payment Period

          SECTION 4.01. The Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Series A Debentures for up to 60 consecutive months (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such

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
period, provided that such period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable.

          SECTION 4.02. (a) If PacifiCorp Delaware is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both PacifiCorp Delaware and the Trustee written notice of its selection of such Extended Interest Payment Period three business days prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable and (ii) the date PacifiCorp Delaware is required to give notice of the record date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than three business days prior to such record date. The Company shall cause PacifiCorp Delaware to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.

          (b) If PacifiCorp Delaware is not the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Debentures, but in any event not less than three business days prior to such record date.

          (c) The month in which any notice is given pursuant to paragraphs
(a) or (b) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest Payment Period.

                                ARTICLE FIVE
                              Right of Set-Off

          SECTION 5.01. Notwithstanding anything to the contrary in the Indenture or herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has heretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee, dated as of ________, executed by the Company and furnished to PacifiCorp Delaware for the benefit of the holders of the Series A Preferred Securities. In the event that the Company exercises the right of set-off under this Section 5.01, it shall provide the Trustee and paying agent with notice of such fact not less than five business days prior to the date that the payment subject to such setoff is due and payable.

                                 ARTICLE SIX
                                  Covenants

          SECTION 6.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribution of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange and register such Debentures under the Exchange Act.

          SECTION 6.02. The Company will (i) remain the sole general partner of PacifiCorp Delaware and maintain 100% ownership of the general partner interests thereof; provided that any permitted successor of the Company under the Indenture may succeed to its duties as general partner,
(ii) contribute capital to the extent required to maintain its capital at an amount equal to at least 3%

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
of the total capital contributions to PacifiCorp Delaware, (iii) not voluntarily dissolve, wind-up or terminate PacifiCorp Delaware, except in connection with a distribution of Series A Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) timely perform all of its duties as General Partner (including the duty to pay dividends on the Preferred Securities of PacifiCorp Delaware), and (v) use its reasonable efforts to cause PacifiCorp Delaware to remain a limited partnership except in connection with a distribution of Series A Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, and otherwise continue to be treated as a partnership for United States federal income tax purposes except in connection with a distribution of the Series A Debentures.

          SECTION 6.03. The Company will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock if at such time the Company shall be in default with respect to its payment of any obligations under the Guarantee.

                                ARTICLE SEVEN
                         Form of Series A Debenture

          SECTION 7.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                         (FORM OF FACE OF DEBENTURE)

          [If the Debenture is to be a Global Debenture, insert - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust
Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ________________                                          $_____________

CUSIP No. _________

                                 PACIFICORP

           ADJUSTABLE RATE DEFERRABLE INTEREST JUNIOR SUBORDINATED
                        DEBENTURE, SERIES A, DUE 2034

          PACIFICORP, a corporation duly organized and existing under the laws of the State of Oregon (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value
received, hereby promises to pay to              or registered assigns, the
principal sum of                Dollars on      , 2034, and to pay interest
on said principal sum from               , 1994 to               , 1994 at
the initial rate of      % per annum and thereafter from the most recent
interest payment date (each such date, an "Interest Payment Date")
to which interest has been paid or duly provided for, monthly in arrears on
the last day of each calendar month of each year commencing               ,
1994 at the Applicable Rate (as defined in the First Supplemental Indenture), adjusted quarterly, determined by PacifiCorp Delaware in the manner described in the First Supplemental Indenture, plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (but without duplication of Additional Interest) at the same rate per annum during such overdue period. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the business day next preceding such Interest Payment Date]. [If, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series A Junior Subordinated Debentures are not represented by a Global Debenture--which shall be the close of business on the _____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is PacifiCorp Delaware, the payment of the principal of (and premium if any) and interest (including Additional Interest, if any) in this Debenture will be made at such place and to such account as may be designated by PacifiCorp Delaware.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated ___________________

                                  PACIFICORP



                                  By _______________________________________
                                       Its:

Attest:




_________________________
          Secretary

                   (FORM OF CERTIFICATE OF AUTHENTICATION)
                        CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


THE BANK OF NEW YORK
_________________________             _____________________________________
     as Trustee                   or            as Authentication Agent

By ______________________             _____________________________________
     Authorized Signatory                        Authorized Signatory


                       (FORM OF REVERSE OF DEBENTURE)


          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ______________, 1994 duly executed and delivered between the Company and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ____________, 1994 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          If PacifiCorp Delaware redeems its Series A Preferred Securities in accordance with the terms thereof, this Series A Debenture will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any interest accrued thereon, including Additional Interest (the "Mandatory Prepayment Price"). Any such redemption shall be made prior to 12:00 noon, New York time, on the date such Series A Preferred Securities are so redeemed or at such earlier time as the Company and PacifiCorp Delaware shall agree. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Series A Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after _____________, 1999 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Mandatory Prepayment Price or the Optional Redemption Price, as the case may be. If the Series A Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Debentureholder to be redeemed.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ARTICLE EIGHT
                              Event of Default

          SECTION 8.01. Whenever used herein with respect to Series A Debentures, "Event of Default" shall include the following event, if such event has occurred and is continuing: PacifiCorp Delaware shall have dissolved, wound up its business or otherwise terminated its existence except in connection with the distribution of Debentures to limited partners of PacifiCorp Delaware in liquidation of their interests in PacifiCorp Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement.

                                ARTICLE NINE
                    Original Issue of Series A Debentures

          SECTION 9.01. Series A Debentures in the aggregate principal amount of $_______ plus the amount of capital contributions made by the Company from time to time as general partner of PacifiCorp Delaware, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                 ARTICLE TEN
                          Miscellaneous Provisions

          SECTION 10.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

          SECTION 10.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 10.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 10.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                             PACIFICORP



                             By ___________________________________________


Attest:



____________________



                             THE BANK OF NEW YORK, as Trustee



                             By ___________________________________________


Attest:



____________________

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF               )

          On the _____ day of ____________, in the year one thousand nine
hundred ninety-four, before me personally came                to me known,
who, being by me duly sworn, did depose and say that (s)he resides at ___________________, of ____________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                             ______________________________________________
                             NOTARY PUBLIC
                             My Commission Expires:


STATE OF OREGON         )
                        ) ss.
COUNTY OF Multnomah     )

          On the _____ day of ____________, in the year one thousand nine
hundred ninety-four, before me personally came                to me known,
who, being by me duly sworn, did depose and say that (s)he resides at ___________________, of ____________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                             ______________________________________________
                             NOTARY PUBLIC
                             My Commission Expires: